Exhibit 99.4

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On December 7, 2024, Arthur J. Gallagher & Co. (“Gallagher”, or the “Company”) entered into a Stock Purchase Agreement (the “Purchase Agreement”), by and among the Company, The AssuredPartners Group LP (the “Seller”) and Dolphin TopCo, Inc. (“AssuredPartners”, or the “Acquired Entity”), pursuant to which the Company will acquire all of the issued and outstanding stock of the Acquired Entity for an aggregate purchase price of $13.450 billion in cash payable at closing, subject to certain customary adjustments as set forth in the Purchase Agreement (the “Transaction”).

The Company plans to fund the purchase price with a combination of (i) net proceeds from a contemplated follow-on common stock offering, and (ii) net proceeds from the issuances of unsecured senior notes (the “Acquisition Financing”), described further in Note 3 to this unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information set forth below has been prepared in accordance with Article 11 of Regulation S-X as amended and should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial information was derived from and should be read in conjunction with:

•

Audited consolidated financial statements and accompanying notes of the Company as of and for the fiscal years ended December 31, 2023 (as contained in its Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 9, 2024);

•

Unaudited consolidated financial statements and accompanying notes of the Company as of September 30, 2024 and for the nine months ended September 30, 2024 and 2023 (as contained in its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2024 filed with the SEC on October 29, 2024);

•

Audited consolidated financial statements and accompanying notes of AssuredPartners as of and for the year ended December 31, 2023 and unaudited consolidated financial statements and accompanying notes of AssuredPartners as of September 30, 2024 and for the nine months ended September 30, 2024.

The unaudited pro forma condensed combined financial information is based on the historical consolidated financial statements of the Company and the historical consolidated financial statements of AssuredPartners, as adjusted to give effect to the Transaction and the Acquisition Financing (collectively, the “Transactions”). The unaudited pro forma condensed combined balance sheet as of September 30, 2024 gives effect to the Transactions as if they occurred or had become effective on September 30, 2024. The unaudited pro forma condensed combined statements of earnings for the nine months ended September 30, 2024 and the fiscal year ended December 31, 2023, give effect to the Transactions as if they occurred or had become effective on January 1, 2023. Further information about this basis of presentation is provided in Note 1 to this unaudited pro forma condensed combined financial information.

The following unaudited pro forma condensed combined financial information provides for pro forma adjustments giving effect to the following transactions:

•	The Transaction

•	The Acquisition Financing

The unaudited pro forma condensed combined financial information has been prepared by us using the acquisition method of accounting in accordance with U.S. generally accepted accounting principles (“GAAP”). Gallagher has been treated as the acquirer in the Transaction for accounting purposes. The pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable. The unaudited pro forma condensed combined financial information is provided for illustrative and informational purposes only and does not purport to represent or be indicative of the consolidated results of operations or financial condition of the Company had the Transaction been completed as of the dates presented and should not be construed as representative of the future consolidated results of operations or financial condition of the combined entity.

Provisional estimates of fair value of AssuredPartners’ assets acquired and liabilities assumed will be subsequently reviewed and finalized within the first year of operations subsequent to the acquisition date to determine the necessity for adjustments. Fair value adjustments, if any, are most common to the values established for amortizable intangible assets, including expiration lists, trade name, and assembled workforce, with the offset to goodwill, net of any income tax effect. Provisional estimates of fair value were used by us to disclose the acquisition of AssuredPartners as of the acquisition date. We are using independent third party valuation specialists to assist us in determining the fair value of assets acquired and liabilities assumed for the Transaction. As of this filing, the specialists have not completed their analysis and thus these fair value estimates are provisional. These provisional fair value estimates will be subsequently reviewed and adjusted based on the results of this valuation.

As a result of the foregoing, the pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information. Differences between these preliminary estimates and the final acquisition accounting may arise, and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial information and the combined Company’s future results of operations and financial position.

The unaudited pro forma condensed combined financial information does not reflect any expected cost savings, operating synergies or revenue enhancements that the combined entity may achieve as a result of the acquisition or the costs necessary to achieve any such cost savings, operating synergies or revenue enhancements.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of September 30, 2024

(in millions)

	Arthur J. Gallagher & Co. As Reported	Assured Partners As Adjusted (Note 2)	Acquisition Financing Adjustments	Note 3	Transaction Accounting Adjustments	Note 4	Pro Forma Combined
Cash and cash equivalents	$2,022.4	$376.9	$13,215.4	(a) (b)	$(13,450.0)	(b)	$2,164.7
Fiduciary assets	30,836.3	703.9	—		—		31,540.2
Accounts receivable, net	3,988.8	654.5	—		—		4,643.3
Other current assets	435.2	142.9	—		—		578.1

Total current assets	37,282.7	1,878.2	13,215.4		(13,450.0)		38,926.3
Fixed assets – net	660.1	167.0	—		—		827.1
Deferred income taxes	1,016.8	—	—		(1,016.8)	(i)	—
Other noncurrent assets	1,361.8	130.1	—		(71.6)	(c)	1,420.3
Right-of-use assets	374.7	155.4	—		—		530.1
Goodwill	12,193.4	5,848.4	—		2,474.0	(a) (b) (c) (d)	20,515.8
Amortizable intangible assets – net	4,353.2	3,042.4	—		2,681.7	(d)	10,077.3

Total assets	$57,242.7	$11,221.5	$13,215.4		$(9,382.7)		$72,296.9

Fiduciary liabilities	$30,836.3	$703.9	$—		$—		$31,540.2
Accrued compensation and other current liabilities	3,222.5	703.0	—		10.0	(f)	3,935.5
Deferred revenue – current	680.8	69.8	—		—		750.6
Premium financing debt	259.9	—	—		—		259.9
Corporate related borrowings – current	200.0	33.3	—		(33.3)	(a)	200.0

Total current liabilities	35,199.5	1,510.0	—		(23.3)		36,686.2
Corporate related borrowings – noncurrent	7,791.9	6,484.7	4,907.2	(b)	(6,484.7)	(a)	12,699.1
Deferred revenue – noncurrent	65.3	43.1	—		—		108.4
Lease liabilities – noncurrent	326.2	130.6	—		—		456.8
Deferred tax liabilities – noncurrent	96.0	396.1	—		(319.6)	(i)	172.5
Other noncurrent liabilities	1,554.2	111.9	—		—		1,666.1

Total liabilities	45,033.1	8,676.4	4,907.2		(6,827.6)		51,789.1

Mezzanine equity
Redeemable Series A Preferred Stock	—	297.5	—		(297.5)	(a)	—
Stockholders’ equity
Common stock	219.4	—	31.0	(a)	—		250.4
Capital in excess of par value	7,697.4	2,384.3	8,277.2	(a)	(2,384.3)	(a)	15,974.6
Retained earnings	4,860.6	(130.3)	—		120.3	(a) (f)	4,850.6
Accumulated other comprehensive loss	(593.4)	(6.4)	—		6.4	(a)	(593.4)

Stockholders’ equity attributable to controlling interests	12,184.0	2,545.1	8,308.2		(2,555.1)		20,482.2
Stockholders’ equity attributable to noncontrolling interests	25.6	—	—		—		25.6

Total stockholders’ equity	12,209.6	2,545.1	8,308.2		(2,555.1)		20,507.8

Total liabilities, mezzanine equity, and stockholders’ equity	$57,242.7	$11,221.5	$13,215.4		$(9,832.7)		$72,296.9

See accompanying notes to unaudited pro forma condensed combined financial information

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF EARNINGS

For the Nine Months Ended September 30, 2024

(in millions, except per share data)

	Arthur J. Gallagher & Co. As Reported	Assured Partners As Adjusted (Note 2)	Acquisition Financing Adjustments	Note 3	Transaction Accounting Adjustments	Note 4	Pro Forma Combined
Commissions	$5,193.2	$1,704.2	$—		$—		$6,897.4
Fees	2,723.3	330.3	—		—		3,053.6
Supplemental revenues	261.7	—	—		—		261.7
Contingent revenues	215.1	182.4	—		—		397.5
Interest income, premium finance revenues and other income	327.3	18.5	—		—		345.8

Revenues before reimbursements	8,720.6	2,235.4	—		—		10,956.0
Reimbursements	118.3	—	—		—		118.3

Total revenues	8,838.9	2,235.4	—		—		11,074.3

Compensation	4,967.9	1,189.4	—		10.1	(c)	6,167.4
Operating	1,315.0	349.8	—		—		1,664.8
Reimbursements	118.3	—	—		—		118.3
Interest	279.4	439.5	204.8	(c)	(439.5)	(h)	484.2
Depreciation	131.5	28.4	—		—		159.9
Amortization	497.8	248.2	—		36.8	(e) (h)	782.8
Loss on extinguishment of debt	—	3.4	—		—		3.4
Change in estimated acquisition earnout payables	(12.6)	68.6	—		—		56.0

Total expenses	7,297.3	2,327.3	204.8		(392.6)		9,436.8

Earnings before income taxes	1,541.6	(91.9)	(204.8)		392.6		1,637.5
Provision (benefit) for income taxes	329.4	(17.4)	(53.2)	(d)	102.1	(g)	360.9

Net earnings (loss)	1,212.2	(74.5)	(151.6)		290.5		1,276.6
Net earnings attributable to noncontrolling interests	7.8	—	—		—		7.8

Net earnings attributable to controlling interests	$1,204.4	$(74.5)	$(151.6)		$290.5		$1,268.8

Basic net earnings per share (5)	$5.51						$5.09
Diluted net earnings per share (5)	$5.40						$5.00

See accompanying notes to unaudited pro forma condensed combined financial information

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF EARNINGS

For the Twelve Months Ended December 31, 2023

(in millions, except per share data)

	Arthur J. Gallagher & Co. As Reported	Assured Partners As Adjusted (Note 2)	Acquisition Financing Adjustments	Note 3	Transaction Accounting Adjustments	Note 4	Pro Forma Combined
Commissions	$5,865.0	$1,962.2	$—		$—		$7,827.2
Fees	3,144.7	392.6	—		—		3,537.3
Supplemental revenues	314.2	—	—		—		314.2
Contingent revenues	235.3	198.9	—		—		434.2
Interest income, premium finance revenues and other income	367.3	34.5	—		—		401.8

Revenues before reimbursements	9,926.5	2,588.2	—		—		12,514.7
Reimbursements	145.4	—	—		—		145.4

Total revenues	10,071.9	2,588.2	—		—		12,660.1

Compensation	5,681.2	1,389.3	—		11.8	(c)	7,082.3
Operating	1,689.7	407.8	—		10.0	(f)	2,107.5
Reimbursements	145.4	—	—		—		145.4
Interest	296.7	492.9	273.0	(c)	(492.9)	(h)	569.7
Depreciation	165.2	28.2	—		—		193.4
Amortization	531.3	248.0	—		156.0	(e) (h)	935.3
Loss on extinguishment of debt	—	3.2	—		—		3.2
Change in estimated acquisition earnout payables	377.3	85.9	—		—		463.2

Total expenses	8,886.8	2,655.3	273.0		(315.1)		11,500.0

Earnings before income taxes	1,185.1	(67.1)	(273.0)		315.1		1,160.1
Provision (benefit) for income taxes	219.1	(11.4)	(71.0)	(d)	81.9	(g)	218.6

Net earnings (loss)	966.0	(55.7)	(202.0)		233.2		941.5
Net earnings attributable (loss) to noncontrolling interests	(3.5)	—	—		—		(3.5)

Net earnings attributable to controlling interests	$969.5	$(55.7)	$(202.0)		$233.2		$945.0

Basic net earnings per share (5)	$4.51						$3.84
Diluted net earnings per share (5)	$4.42						$3.78

See accompanying notes to unaudited pro forma condensed combined financial information

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1 – Basis of presentation

The unaudited pro forma condensed combined financial information has been prepared by Gallagher in connection with the Company’s acquisition of AssuredPartners.

The unaudited condensed combined pro forma financial information and related notes were prepared in accordance with Article 11 of Regulation S-X and are based on the historical consolidated financial statements of the Company and the historical consolidated financial statements of AssuredPartners, as adjusted to give effect to the pro forma adjustments described below.

The pro forma adjustments to the statements of earnings have been prepared as if the Transaction occurred on January 1, 2023. The pro forma adjustments to the balance sheet have been prepared as if the Transaction occurred on September 30, 2024. The historical consolidated financial information has been adjusted in the unaudited pro forma condensed combined financial statements in accordance with Article 11 of Regulation S-X as amended. The pro forma adjustments are based on currently available information and certain estimates and assumptions, and therefore the actual effect of these transactions may differ from the pro forma adjustments.

Gallagher and AssuredPartners’ historical financial statements were prepared in accordance with U.S. GAAP.

The audited consolidated financial statements and accompanying notes of AssuredPartners as of and for the year ended December 31, 2023 and the unaudited condensed consolidated financial statements and accompanying notes of AssuredPartners as of September 30, 2024 and for the nine months ended September 30, 2024 are attached to this filing as Exhibits 99.2 and 99.3.

The accompanying unaudited pro forma condensed combined financial information and related notes were prepared using the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”), with Gallagher considered the accounting acquirer of AssuredPartners. ASC 805 requires, among other things, that the assets acquired, and liabilities assumed in a business combination be recognized at their fair values as of the acquisition date. For purposes of the unaudited pro forma condensed combined balance sheet, the purchase price consideration has been allocated to the assets acquired and liabilities assumed of AssuredPartners based upon management’s preliminary estimate of their fair values as of September 30, 2024. The excess of the purchase price consideration over the fair value of assets acquired and liabilities assumed is allocated to goodwill. Accordingly, the purchase price allocation and related adjustments reflected in the unaudited pro forma condensed combined financial information are preliminary and subject to adjustment based on a final determination of fair value. The purchase price consideration as well as the estimated fair values of the assets and liabilities will be updated and finalized as soon as practicable, but no later than one year from the closing of the acquisition.

The pro forma adjustments are based upon available information and certain assumptions that Gallagher believes are reasonable. Management has included certain reclassification and policy alignment adjustments for consistency in presentation as indicated in the subsequent notes (see Note 2 for further details). The unaudited pro forma condensed combined financial information is provided for informational purposes only and does not purport to represent or be indicative of the consolidated results of operations or financial condition of the Company had the Transactions been completed as of the dates presented and should not be construed as representative of the future consolidated results of operations or financial condition of the combined entity.

Note 2 – Reclassification adjustments

Certain balances were reclassified from the AssuredPartners historical financial statements so its presentation would be consistent with that of Gallagher. These reclassifications are based on management’s preliminary analysis and have no effect on separately reported net assets, equity or net earnings attributed to common shareholders of AssuredPartners.

When the Company completes its detailed review of AssuredPartners’ chart of accounts and accounting policies, additional reclassification adjustments could be identified that, when conformed, could have a material impact on the combined Company’s financial information. Refer to the table below for a summary of the reclassification adjustments made to AssuredPartners’ unaudited condensed consolidated balance sheet as of September 30, 2024 to conform its presentation to that of Gallagher.

Arthur J. Gallagher & Co. Presentation	AssuredPartners Presentation	Historical Assured Partners at September 30, 2024	Reclassification Adjustments		Note	Historical Assured Partners as adjusted For Arthur J. Gallagher & Co.
Cash and cash equivalents	Cash and cash equivalents	342.2	34.7		(a)	376.9
	Restricted cash	60.0	(60.0)		(a)	—
	Trust cash	292.2	(292.2)		(a)	—
	Fixed maturity securities	37.8	(37.8)		(b)	—
Fiduciary assets		—	703.9		(a)	703.9
Accounts receivable, net	Accounts receivable, net	1,040.9	(386.4)		(a)	654.5
	Prepaid expenses	36.7	(36.7)		(b)	—
Other current assets	Other current assets	68.4	74.5		(b)	142.9
	Accounts receivable, noncurrent portion	37.2	(37.2)		(c)	—
Fixed assets – net	Fixed assets – net	167.0	—			167.0
Deferred income taxes		—	—			—
Other noncurrent assets	Other noncurrent assets	92.9	37.2		(c)	130.1
Right-of-use assets	Operating lease right-of-use assets, net	155.4	—			155.4
Goodwill	Goodwill	5,848.4	—			5,848.4
Amortizable intangible assets – net	Definite-lived intangible assets, net	3,042.4	—			3,042.4
Total assets		11,221.5	—			11,221.5
Fiduciary liabilities		—	703.9		(a)	703.9
	Long-term debt, net, current portion	33.3	(33.3)		(d)	—
	Earn-out payables, current portion	279.9	(279.9)		(e)	—
	Carrier payables	567.4	(567.4)		(a)
	Accounts payable	90.4	(79.3 (11.1	) )	(a) (f)	—
	Customer advances	57.2	(57.2)		(a)	—
	Producer payables	137.2	(137.2)		(f)	—
	Reserve for unpaid losses and loss adjustment expenses, current portion	5.6	(5.6)		(f)	—
	Accrued expenses and other	269.2	(269.2)		(f)	—
Accrued compensation and other current liabilities		—	703.0		(f) (e)	703.0
Deferred revenue – current	Deferred revenue – current	69.8	—			69.8
Corporate related borrowings – current		—	33.3		(d)	33.3
Corporate related borrowings – noncurrent		—	6,484.7		(h)	6,484.7
Deferred revenue – noncurrent	Deferred revenue – noncurrent	43.1	—			43.1
	Earn-out payables, noncurrent portion	66.1	(66.1)		(g)	—
	Long-term debt, net, noncurrent portion	6,484.7	(6,484.7)		(h)	—
	Reserve for unpaid losses and loss adjustment expenses, noncurrent portion	22.5	(22.5)		(g)	—
	Operating lease liabilities, noncurrent portion	130.6	(130.6)		(i)	—
Lease liabilities – noncurrent		—	130.6		(i)	130.6
Deferred income taxes – noncurrent	Deferred income taxes, net	396.1	—			396.1
Other noncurrent liabilities	Other noncurrent liabilities	23.3	88.6		(g)	111.9
Total liabilities		8,676.4	—			8,676.4
	Redeemable Series A Preferred Stock	297.5	—			297.5
Total Mezzanine equity		297.5	—			297.5
Common stock		—	—			—
Capital in excess of par value		2,384.3	—			2,384.3
Accumulated other comprehensive loss	Accumulated other comprehensive (loss) income	(6.4)	—			(6.4)
Retained earnings	Retained earnings	(130.3)	—			(130.3)
Total liabilities and stockholder’s equity		11,221.5	—			11,221.5

(a)

Represents the reclassification of AssuredPartners’ “Restricted cash” amount to “Cash and cash equivalents” and the reclassification of “Trust Cash” and “Agency bill accounts receivables” amounts to “Fiduciary assets” to conform to Gallagher’s historical presentation. Additionally, represents the reclassification of AssuredPartners’ “Carrier payables”, “Customer advances” and select “Accounts payable” amounts to “Fiduciary liabilities” to conform to Gallagher’s historical presentation.

(b)

Represents the combination and reclassification of AssuredPartners’ “Fixed maturity securities” and “Prepaid expenses” amounts to “Other current assets” to conform to Gallagher’s historical presentation.

(c)	Represents the reclassification of AssuredPartners’ “Accounts receivable, noncurrent portion” amounts to “Other noncurrent assets” to conform to Gallagher’s historical presentation.
(d)

Represents the combination and reclassification of AssuredPartners’ “Long-term debt, net, current portion” amounts to “Corporate related borrowings – current” to conform to Gallagher’s historical presentation.

(e)

Represents the combination and reclassification of AssuredPartners’ “Earn-out payables, current portion” amounts to “Accrued compensation and other current liabilities” to conform to Gallagher’s historical presentation.

(f)

Represents the combination and reclassification of AssuredPartners’ “Accounts payable”, “Producer payables”, “Reserve for unpaid losses and loss adjustment expenses, current portion” and “Accrued expenses and other” amounts to “Accrued compensation and other current liabilities” to conform to Gallagher’s historical presentation.

(g)

Represents the combination and reclassification of AssuredPartners’ “Earn-outs payables, noncurrent portion” and “Reserve for unpaid losses and loss adjustment expenses, noncurrent portion” amounts to “Other noncurrent liabilities” to conform to Gallagher’s historical presentation.

(h)

Represents the combination and reclassification of AssuredPartners’ “Long-term debt, net, noncurrent portion” amounts to “Corporate related borrowings – noncurrent” to conform to Gallagher’s historical presentation.

(i)

Represents the combination and classification of AssuredPartners’ “Operating lease liabilities, noncurrent portion” amounts to “Lease liabilities – noncurrent” to conform to Gallagher’s historical presentation.

Refer to the tables below for a summary of the reclassification adjustments made to AssuredPartners’ unaudited condensed consolidated statements of comprehensive income for the nine months ended September 30, 2024 and the year ended December 31, 2023 to conform its presentation to that of Gallagher.

Arthur J. Gallagher & Co. Presentation	AssuredPartners Presentation	Historical AssuredPartners for the period ended September 30, 2024	Reclassification Adjustments	Note	Historical AssuredPartners Adjusted for Arthur J. Gallagher & Co.
Commissions		—	1,704.2	(a)	1,704.2
Fees		—	330.3	(a)	330.3
	Commissions and fees	2,034.5	(2,034.5)	(a)	—
Supplemental revenues		—	—		—
Contingent revenues	Contingent revenues	182.4	—		182.4
	Investment income	5.0	(5.0)	(b)	—
Interest income, premium finance revenues and other income		—	18.5	(b)(e)	18.5
	Interest income	14.1	(14.1)	(b)	—
Reimbursements		—	—		—
Total revenues		2,236.0	(0.6)		2,235.4
Compensation	Compensation expense	1,189.4	—		1,189.4
	Selling expense	43.7	(43.7)	(c)	—
	Administrative expense	300.9	(300.9)	(c)	—
	Transaction expense	5.2	(5.2)	(c)	—
Operating		—	349.8	(c)	349.8
Reimbursements		—	—		—
Interest	Interest	439.5	—		439.5
	Depreciation and amortization expense	276.6	(276.6)	(d)	—
Depreciation		—	28.4	(d)	28.4
Amortization		—	248.2	(d)	248.2
	Other (Income) expense, net	0.6	(0.6)	(e)	—
Debt extinguishment loss	Debt extinguishment loss	3.4	—		3.4
	Change in estimated acquisition earnout payables	68.6	—		68.6
Total expenses		2,327.9	(0.6)		2,327.3
Earnings before income taxes		(91.9)	—		(91.9)
Provision (benefit) for income taxes	Provision (benefit) for income taxes	(17.4)	—		(17.4)
Net earnings		(74.5)	—		(74.5)

(a)	Represents the reclassification of AssuredPartners’ “Commission and fees” amounts to “Commissions” and “Fees” to conform to Gallagher’s historical presentation.
(b)

Represents the combination and reclassification of AssuredPartners’ “Investment income” and “Interest income” amounts to “Interest income, premium finance revenues and other income” to conform to Gallagher’s historical presentation.

(c)

Represents the combination and reclassification of AssuredPartners’ “Selling expense”, “Administrative expense” and “Transaction expense” amounts to “Operating” to conform to Gallagher’s historical presentation.

(d)	Represents the reclassification of AssuredPartners’ “Depreciation and amortization” amounts to “Depreciation” and “Amortization” to conform to Gallagher’s historical presentation.
(e)

Represents the reclassification of AssuredPartners’ “Other (Income) expense, net” amounts to “Interest income, premium finance revenues and other income” to conform to Gallagher’s historical presentation.

Arthur J. Gallagher & Co. Presentation	AssuredPartners Presentation	Historical Assured Partners the period ended December 31, 2023	Reclassification Adjustments	Note	Historical Assured Partners adjusted for Arthur J. Gallagher & Co.
Commissions		—	1,962.2	(a)	1,962.2
Fees		—	392.6	(a)	392.6
	Commissions and fees	2,354.8	(2,354.8)	(a)	—
Supplemental revenues		—	—		—
Contingent revenues	Contingent revenues	198.9	—		198.9
	Investment income	1.8	(1.8)	(b)	—
Interest income, premium finance revenues and other income		—	34.5	(b) (e)	34.5
	Interest income	27.8	(27.8)	(b)	—
Reimbursements		—	—		—
Total revenues		2,583.3	4.9		2,588.2
Compensation	Compensation expense	1,389.3	—		1,389.3
	Selling expense	48.1	(48.1)	(c)	—
	Administrative expense	344.1	(344.1)	(c)	—
	Transaction expense	15.6	(15.6)	(c)	—
Operating		—	407.8	(c)	407.8
Interest	Interest	492.9	—		492.9
	Depreciation and amortization expense	276.2	(276.2)	(d)	—
Depreciation		—	28.2	(d)	28.2
Amortization		—	248.0	(d)	248.0
	Other (Income) expense, net	(4.9)	4.9	(e)	—
Debt extinguishment loss	Debt extinguishment loss	3.2	—		3.2
	Change in estimated acquisition earnout payables	85.9	—		85.9
Total expenses		2,650.4	4.9		2,655.3
Earnings before income taxes		(67.1)	—		(67.1)
Provision (benefit) for income taxes	Provision (benefit) for income taxes	(11.4)	—		(11.4)
Net earnings		(55.7)	—		(55.7)

(a)	Represents the reclassification of AssuredPartners’ “Commission and fees” amounts to “Commissions” and “Fees” to conform to Gallagher’s historical presentation.
(b)

Represents the reclassification of AssuredPartners’ “Investment income” and “Interest income” amounts to “Interest income, premium finance revenues and other income” to conform to Gallagher’s historical presentation.

(c)

Represents the combination and reclassification of AssuredPartners’ “Selling expense”, “Administrative expense” and “Transaction expense” amounts to “Operating” to conform to Gallagher’s historical presentation.

(d)	Represents the reclassification of AssuredPartners’ “Depreciation and amortization” amounts to “Depreciation” and “Amortization” to conform to Gallagher’s historical presentation.
(e)

Represents the reclassification of AssuredPartners’ “Other (Income) expense, net” amounts to “Interest income, premium finance revenues and other income” to conform to Gallagher’s historical presentation.

Note 3 – Financing adjustments

Prior to the close of the Transaction, Gallagher signed an agreement on December 7, 2024 to acquire AssuredPartners. To finance the planned acquisition, Gallagher expects to:

(a)

close on a follow-on offering of its common stock, whereby 31 million shares of common stock are expected to be issued for net proceeds of $8,308.2 million, after underwriting discounts and other expenses related to the offering.

(b)	close and fund a debt offering of $4,950 million aggregate principal amount with a weighted average interest rate of 5.40% (the “Notes”).

Based on Gallagher’s financing for the Transaction, the impacts to the condensed combined pro forma balance sheet were as follows:

(a)	Reflects the cash proceeds of $8,308.2 million, net of issuance costs and underwriting discounts related to the follow-on offering of common stock.

(b)

Reflects the cash proceeds, net of issuance costs and underwriting discounts, related to issuance of the Notes. These Notes were issued at a principal amount of $4,950 million with issuance costs and underwriting discounts of $42.8 million amortized over the life of the notes.

The impacts to the condensed combined pro forma statements of earnings were as follows:

(c)	Reflects the pro forma interest expense and amortized issuance costs and discounts adjustment for the nine months ended September 30, 2024 and year ended December 31, 2023, calculated as follows:

(in millions)	Amount
Notes principal	$4,950
Annual weighted average interest rate	5.40%
Annual interest on Notes	$270
Total Notes issuance cost and underwriting discount	$42.8
Notes term (years)	12.5
Annual amortized debt issuance cost and discount	$3.0
Amortized debt issuance cost and discount for 9 months ended September 30, 2024	$2.3
Pro forma interest and amortization expense for 9 months ended September 30, 2024	$204.8
Pro forma interest and amortization expense for year-ended December 31, 2023	$273.0

(d)

Reflects the U.S. income tax benefit of the interest expense related to the Acquisition Financing using an estimated blended U.S. federal and state income tax rate of 26%. Because the adjustments contained in the unaudited pro forma condensed combined financial information are based on estimates, the effective tax rate herein will likely vary from the effective rate in periods subsequent to the Transaction.

Note 4 – Transaction accounting adjustments

Under the terms of the Purchase Agreement, the Company expects to acquire AssuredPartners for total consideration of $13,450 million. The debt and equity transactions to raise the cash necessary to finance the planned acquisition are discussed in Note 3. The Company is not expected to assume any outstanding borrowings of AssuredPartners. The following table summarizes the source of the estimated purchase consideration.

(in millions)	Amount
Total purchase consideration	$13,450.0

The following is a summary of the estimated fair values of the identifiable tangible and intangible assets acquired and liabilities assumed as if the Transaction occurred on September 30, 2024 (in millions):

(in millions)	Amount
Cash and cash equivalents	$376.9
Fiduciary assets	703.9
Accounts receivable, net of allowance for credit losses	654.5
Other current assets	142.9
Fixed assets, net	167.0
Goodwill	8,322.4
Definite-lived intangible assets, net	5,724.1
Operating lease right-of-use assets, net	155.4
Other noncurrent assets, net	58.5

Total assets	$16,305.6

Fiduciary liabilities	$703.9
Accrued compensation and other current liabilities	703.0
Deferred revenue, current	69.8
Deferred revenue, noncurrent	43.1
Lease liabilities, noncurrent	130.6
Deferred income taxes, noncurrent	1,093.3
Other noncurrent liabilities	111.9

Total liabilities	$2,855.6

The preliminary estimates are based on the data available to Gallagher and may change upon completion of the final purchase price allocation. Any change in the estimated fair value of the assets and liabilities acquired may have a corresponding impact on the amount of the goodwill. In addition, only intangible assets were evaluated for fair value. The goodwill amount represents the total purchase consideration less the preliminary fair value of net assets acquired. Goodwill will not be amortized but instead will be tested for impairment at least annually (or more frequently if indicators of impairment arise). When the Company completes its detailed review of AssuredPartners’ accounting policies, additional reclassifications could be identified that, when confronted, could have a material impact on the combined Company’s financial information.

The impacts to the condensed combined pro forma balance sheet from the AssuredPartners acquisition were as follows:

(in millions)	Amount
Cash consideration (b)	$13,450.0
Elimination of deferred commissions (c)	71.6
Deferred tax adjustment (i)	697.2
Fair value step up of intangibles (d)	(2,681.7)
Elimination of historical AssuredPartners’ debt (a)	(6,518.0)
Elimination of historical AssuredPartners’ equity (a)	(2,545.1)

Total adjustment to goodwill	2,474.0
Historical AssuredPartners goodwill	5,848.4

Total goodwill from Transaction	$8,322.4

(a)

Reflects adjustment to write off the equity (including retained earnings) of AssuredPartners and reflects the repayment of AssuredPartners outstanding corporate borrowings, which is expected to occur as part of the transaction.

(b)	Reflects the $13,450 million cash transferred in connection with the close of the Transaction.
(c)

Reflects the reversal of deferred commissions in AssuredPartners Balance Sheet and recording of expenses as incurred to the pro forma combined statement of earnings, consistent with Company’s accounting policy for costs to obtain contracts with customers.

(d)

Reflects the impact of fair value step up of acquired trade names and expiration lists, as compared to the carrying value for AssuredPartners as of September 30, 2024. The estimated fair value of acquired trade names is $24.0 million, and the estimated value of expiration lists is $5,700 million.

The impacts to the condensed combined pro forma statements of earnings from the AssuredPartners acquisition were as follows:

(e)

Reflects an adjustment to Amortization for the intangible expiration lists amortization expense based on the fair values and estimated useful life below. There was no previous expiration lists amortization expense in the historical AssuredPartners financial results to remove.

(in millions)	Amount
Expiration lists fair value	$5,700.0
Estimated useful life	15 years
Annual straight line amortization expense	$380.0
9 months straight line amortization expense	$285.0

Reflects an adjustment to Amortization for the intangible trade names amortization expense based on the fair values and estimated useful life below. The historical amortization related to trade names has been adjusted as noted in tickmark (h).

(in millions)	Amount
Trade names fair value	$24.0
Estimated useful life	1 year
Annual straight line amortization expense	$24.0
9 months straight line amortization expense	—

(f)

Reflects the estimated one-time transaction-related costs incurred which have not been reflected in the Company’s historical statements of earnings for the year ended December 31, 2023 or nine months ended September 30, 2024, or balance sheet as of September 30, 2024.

(g)

Reflects the U.S. income tax expense of the Transaction pro forma adjustments using an estimated blended U.S. federal and state income tax rate of 26%. Because the adjustments contained in the unaudited pro forma condensed combined financial information are based on estimates, the effective tax rate herein will likely vary from the effective rate in periods subsequent to the Transaction.

(h)

Reflects the adjustment for the reversal of historical amortization and interest booked related to AssuredPartners’ debt, which is written off in (a) above and is not expected to legally convey as part of the Transaction.

(i)

Reflects the deferred tax balance sheet adjustment for the impact of purchase price adjustments for the fair value of intangible assets. Additionally, reflects the reclassification of the Company’s deferred tax asset related to US book-tax differences to Deferred tax liabilities – noncurrent, to present the net deferred tax liability within Deferred tax liabilities – noncurrent:

(in millions)	Amount
Deferred tax liability for fair value intangible adjustment	$697.2
Company DTA reclassified to Deferred tax liabilities – noncurrent	(1,016.8)

Net deferred tax adjustment to Deferred tax liabilities – noncurrent	(319.6)

Note 5 – Net earnings per share

Basic net earnings per share is computed by dividing net earnings by the weighted average number of common shares outstanding during the reporting period. Diluted net earnings per share is computed by dividing net earnings by the weighted average number of common and common equivalent shares outstanding during the reporting period. Common equivalent shares include incremental shares from dilutive stock options, which are calculated from the date of grant under the treasury stock method using the average market price for the period.

The following table sets forth the computation of pro forma basic and diluted net earnings per share (in millions, except per share data):

(in millions)	Nine months Ended September 30, 2024	Year ended December 31, 2023
Net earnings attributable to controlling interests of Gallagher	$1,204.4	$969.5
Net earnings attributable to controlling interests of AssuredPartners	(74.5)	(55.7)
Pro Forma adjustments to net earnings attributable to controlling interest	138.9	31.2

Pro Forma net earnings attributable to controlling interest	1,268.8	945.0

Weighted average number of common shares outstanding	218.5	214.9
Follow-on public offering	31.0	31.0

Pro Forma weighted average number of common shares outstanding	249.5	245.9
Dilutive effect of stock options using the treasury stock method	4.4	4.4

Pro Forma weighted average number of common and common equivalent shares outstanding	253.9	250.3

Pro Forma basic net earnings per share	$5.09	$3.84

Pro Forma diluted net earnings per share	$5.00	$3.78